Exhibit 99.1

Elder-Beerman Reports Improved First Quarter 2003 Operating Results

    DAYTON, Ohio--(BUSINESS WIRE)--May 22, 2003--The Elder-Beerman Stores Corp. (Nasdaq:EBSC) reported a net loss of $2.5 million or $0.22 per diluted share for the first quarter ended May 3, 2003, versus a net loss of $18.6 million or $1.64 per diluted share in the same period in 2002. Before the effects of changes in accounting principles, the company reported a loss of $2.5 million or $0.22 per diluted share for the first quarter 2003, versus a loss of $3.5 million or $0.31 per diluted share in 2002, a 29 percent improvement over 2002 operating results.
    Net sales for the quarter decreased 7.2 percent versus last year to $131.1 million. Comparable store sales decreased 7.7 percent.
    Bud Bergren, Elder-Beerman's president and CEO, stated, "We are pleased with the improvement in our first quarter results. We continue to make progress in the key areas of productivity and expense management. Because we remained disciplined and focused on these areas we were able to improve bottom line performance and reduce long-term debt by 20 percent over last year's first quarter."
    Bergren continued, "Along with our competitors and peers, sales were difficult in the first quarter, due to unseasonable weather, economic uncertainty and the war in Iraq. We continue to manage our business through this environment.
    "Our new-format stores continue to perform well. As a group, the new-format stores showed positive sales growth.
    "In the first quarter we celebrated the successful grand opening of our De Kalb, Illinois store, our 11th new format store. We announced the November 2003 opening of our Muscatine, Iowa store, marking our expansion into a new state. We also closed a suburban Cincinnati store that did not fit into our strategy of locating stores in smaller to midsized markets where we can be a dominant retail presence."

    Changes in Accounting Principles - Last Year (2002)

    First quarter 2002 results include a cumulative effect of an accounting change related to the company's adoption of the Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets." Elder-Beerman also changed its method of accounting for net actuarial gains and losses associated with its defined benefit plans, accounted for in accordance with Statement of Financial Accounting Standards No. 87 "Employers' Accounting for Pensions." The cumulative effect of these changes in accounting principles in 2002 was a non-cash after-tax charge of $15.1 million or $1.33 loss per diluted share.

    On May 16, 2003, Elder-Beerman announced that it had recently received unsolicited expressions of interest relating to the possible acquisition of the company. It also stated that it entered into discussions, on an exclusive basis and for a limited period of time, with one of the parties concerning the possible sale of the company and that there can be no assurance that these discussions will result in any transaction involving the company. These discussions are continuing. The company does not anticipate having any additional comment on this subject at its first quarter earnings conference call today.

    A conference call to discuss 2003 first quarter results will take place today at 11:00 a.m., Eastern Time. The call will be webcast live on the Investor Relations section of Elder-Beerman's web site at www.elder-beerman.com and on www.streetevents.com. A replay will be available online at those sites until midnight on May 30, 2003.

    The nation's ninth largest independent department store chain, The Elder-Beerman Stores Corp. is headquartered in Dayton, Ohio and operates 68 stores in Ohio, West Virginia, Indiana, Michigan, Illinois, Kentucky, Wisconsin and Pennsylvania. In November 2003, Elder-Beerman will expand operations to a ninth state with the opening of its Muscatine, Iowa store. For more information about the company see Elder-Beerman's web site at www.elder-beerman.com.

    This press release may contain "forward-looking statements," including predictions of future operating performance, events or developments such as future sales, profits, expenses, income and earnings per share. Words such as "expects," "anticipates," "intends," "plans," "believes," "hopes," and "estimates," and variations of such words and similar expressions, are intended to identify forward-looking statements.
    Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove inaccurate, there is no assurance that forward-looking statements will prove to be accurate. Many factors could materially affect actual future operations and results. Factors that could materially affect performance include the following: increasing price and product competition; fluctuations in consumer demand and confidence, especially in light of current economic conditions; the availability and mix of inventory; fluctuations in costs and expenses; consumer response to merchandising strategies, advertising, marketing and promotional programs; the timing and effectiveness of new store openings, particularly the new concept store opened in April 2003 (De Kalb, IL and the new store scheduled to open in November 2003 (Muscatine, IA; weather conditions that affect consumer traffic; the continued availability and terms of bank and lease financing and trade credit; the outcome of pending and future litigation; consumer energy costs, debt levels and paydown rates on consumer debts, including amounts owed to Elder-Beerman; the impact of new consumer bankruptcy laws; inflation, interest rates and the condition of the capital markets. National security threats and warnings in the wake of September 11, 2001 and continued U.S. involvement in Iraq could magnify some of those factors.
    Elder-Beerman undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



           THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
           Condensed Consolidated Statements of Operations
           (Dollars in thousands, except per share amounts)

                                13-weeks ended       13-weeks ended
                              May 3, 2003 % Sales  May 4, 2002 % Sales
                              ----------- -------  ----------- -------
Revenues:
  Net sales                   $  131,052   100.0%  $  141,166   100.0%
  Financing                        6,862     5.2%       7,158     5.1%
  Other                              699     0.5%         688     0.5%
                              ----------- -------  ----------- -------
Total revenues                   138,613   105.8%     149,012   105.6%
                              ----------- -------  ----------- -------

Costs and expenses:
  Cost of merchandise sold,
   occupancy, and buying
   expenses                       97,140    74.1%     105,145    74.5%
  Selling, general,
   administrative, and other
   expenses                       37,960    29.0%      41,495    29.4%
  Depreciation and
   amortization                    4,917     3.8%       4,971     3.5%
  Interest expense                 2,463     1.9%       2,840     2.0%
                              ----------- -------  ----------- -------
    Total costs and expenses     142,480   108.7%     154,451   109.4%
                              ----------- -------  ----------- -------

Loss before income tax
 benefit                          (3,867)   -3.0%      (5,439)   -3.9%

Income tax benefit                (1,392)   -1.1%      (1,958)   -1.4%
                              ----------- -------  ----------- -------

Loss before cumulative effect
 of changes in accounting
 principles                       (2,475)   -1.9%      (3,481)   -2.5%

Cumulative effect of changes
 in accounting principles              -     0.0%     (15,118)  -10.7%
                              ----------- -------  ----------- -------

Net loss                      $   (2,475)   -1.9%  $  (18,599)  -13.2%
                              =========== =======  =========== =======

Net loss per common share -
 basic and diluted
  Loss before cumulative
   effect of changes in
   accounting principles      $    (0.22)          $    (0.31)
  Cumulative effect of
   changes in accounting
   principles                          -                (1.33)
                              -----------          -----------
Net loss                      $    (0.22)          $    (1.64)
Weighted average number of
 shares outstanding           11,406,800           11,369,834




           THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
                Condensed Consolidated Balance Sheets
                       (Dollars in thousands)

                                 May 3, 2003 May 4, 2002 Feb. 1, 2003
                                 ----------- ----------- ------------
ASSETS

Current assets:
 Cash and equivalents            $    7,345  $    7,532   $    9,735
 Customer accounts receivable
  (less allowance for doubtful
  accounts:
   May 3, 2003 - $2,998; May 4,
    2002 - $2,677; February 2,
    2002 - $3,298)                  120,147     123,973      127,786
 Merchandise inventories            149,784     150,562      138,748
 Other current assets                15,723      21,215       17,162
                                 ----------- ----------- ------------
   Total current assets             292,999     303,282      293,431
                                 ----------- ----------- ------------

Property, fixtures and
 equipment, less accumulated
 depreciation and amortization       89,261      98,833       90,181
Other assets                         26,587      25,263       27,436
                                 ----------- ----------- ------------
   Total assets                  $  408,847  $  427,378   $  411,048
                                 =========== =========== ============


LIABILITIES AND SHAREHOLDERS'
 EQUITY

Current liabilities:
 Current portion of long-term
  obligations                    $    4,763  $    7,329   $    5,456
 Accounts payable                    50,092      39,548       40,607
 Other accrued liabilities           26,213      24,812       31,918
                                 ----------- ----------- ------------
   Total current liabilities         81,068      71,689       77,981
                                 ----------- ----------- ------------

Long-term obligations, less
 current portion                    112,681     141,112      115,127
Deferred items                       10,021      13,296       11,214

Shareholders' equity:
 Common stock, no par,
  11,581,064 shares at May 3,
  2003, 11,531,554 shares at
  May 4, 2002, and 11,536,460
  shares at February 1, 2003
  issued and outstanding            243,424     243,456      243,419
 Unearned compensation -
  restricted stock                     (145)       (338)        (197)
 Deficit                            (36,518)    (37,411)     (34,043)
 Other comprehensive loss            (1,684)     (4,426)      (2,453)
                                 ----------- ----------- ------------
   Total shareholders' equity       205,077     201,281      206,726
                                 ----------- ----------- ------------
   Total liabilities and
    shareholders' equity         $  408,847  $  427,378   $  411,048
                                 =========== =========== ============

    CONTACT: The Elder-Beerman Stores Corp.
             Edward Tomechko, 937/296-2683
             or Gloria Siegler, 937/296-7339